Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of IntelGenx Technologies Corp. of our report dated March 10, 2014 relating to our audits of financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2013 and 2012 appearing in this Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2013.

Montréal, Québec,
Canada
March 10, 2014

1CPA auditor, CA, public accountancy permit No. A110982

T. 514.934.3400 Richter S.E.N.C.R.L/LLP 1981 McGill College Mtl (Qc) H3A 0G6 www.richter.ca Montreal, Toronto